Exhibit 21.1

                               List of Subsidiaries of
                                 FM PROPERTIES INC.



                                                       Name Under Which
                  Entity                  Organized    It Does Buisness
        ---------------------------       ---------    ----------------
        FM Properties Operating Co.       Delaware     Same

        Circle C Land Corp.               Texas       Same